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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-47355 and 333-93401 on Form S-3 and Registration Statement Nos. 333-10149, 333-10157, 333-11037, 333-13187, 333-56607, 333-67619, 333-80775, 333-40530,
333-46512, 333-46514 and 333-85180 on Form S-8 of The Dial Corporation of our report dated January 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets with indefinite lives as required by the Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", which was effective January 1, 2002), appearing in this Annual Report on Form 10-K of The Dial Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche
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Deloitte & Touche
Phoenix, Arizona
March 12, 2003